UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2006

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On April 26, 2006, MedQuist Inc. (the “Company”) entered into a letter agreement with Adele T. Barbato, the Company’s Senior Vice President - Human Resources, providing for expense reimbursement for Ms. Barbato’s relocation in connection with her continued employment with the Company. In addition to moving and travel costs incurred in connection with her relocation, Ms. Barbato is entitled to reimbursement (or an allowance) under the terms of the letter agreement for (i) expenses attendant to the sale of her former residence; (ii) certain expenses incurred in the purchase of her new residence; and (iii) incidental miscellaneous expenses. To the extent Ms. Barbato voluntarily terminates her employment with the Company within one year of her relocation, she is required under the letter agreement to reimburse the Company for all Company-paid expenses on a pro-rata basis.

The foregoing description of the letter agreement is qualified in its entirety by reference to the text of the letter agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

10.1	Relocation Letter Agreement by and between MedQuist Inc. and Adele T. Barbato, dated April 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: May 2, 2006	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer